                                                                   EXHIBIT 23(A)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8 for the registration of shares of SouthTrust Corporation common stock in connection with the SouthTrust Corporation Long-Term Incentive Plan) of our report dated January 26, 2001 included in SouthTrust Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this Registration Statement.


/s/ Arthur Andersen LLP
Birmingham, Alabama
May 24, 2001